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                                                        Exhibit 23(b)


                 [Letterhead of Monroe & Lemann]

                          May 10, 1994








Entergy Corporation
225 Baronne Street
New Orleans, Louisiana  70112

Gentlemen:

     We consent to the reference to our firm under the heading "Experts" in the Quarterly Report on Form 10-Q being filed on or about the date hereof by Entergy Corporation, Arkansas Power & Light Company, Gulf States Utilities Company, Louisiana Power & Light Company ("LP&L"), Mississippi Power & Light Company, New Orleans Public Service Inc. ("NOPSI") and System Energy Resources, Inc. We further consent to the incorporation by reference of such reference to our firm into LP&L's Registration Statements on Form S-3, and the related prospectuses (File Nos. 33-50937, 33-46085 and 33-39221) pertaining to LP&L's First
Mortgage Bonds and Preferred Stock, and into NOPSI's Registration Statement on Form S-3, and the related prospectus (File No. 33-57926) pertaining to NOPSI's General and Refunding Mortgage Bonds.

                              Very truly yours,

                              /s/MONROE & LEMANN

                              MONROE & LEMANN